Exhibit 21

Subsidiaries of SBA Communications Corporation

Name	Relationship	Jurisdiction

SBA Telecommunications, LLC	100% owned by SBA Communications Corporation	Florida

SBA Senior Finance II, LLC	100% owned by SBA Senior Finance, LLC.	Florida

SBA 2012 TC Holdings, LLC	100% owned by SBA Telecommunications, LLC	Delaware

SBA Senior Finance, LLC	100% owned by SBA Telecommunications, LLC	Florida

SBA Towers, LLC	100% owned by SBA Senior Finance II, LLC	Florida

SBA Towers II, LLC	100% owned by SBA Towers, LLC	Florida

SBA Towers IV, LLC	100% owned by SBA Telecommunications, LLC	Florida

SBA Structures, LCC	100% owned by SBA Guarantor, LLC	Delaware

SBA Towers III, LLC	100% owned by SBA Senior Finance II, LLC	Florida

SBA 2012 TC II, LLC	100% owned by SBA 2012 TC Holdings, LLC	Delaware

SBA Monarch Acquisition, LLC	100% owned by SBA Telecommunications, LLC	Florida

Brazil Shareholder I, LLC	100% by SBA Towers IV, LLC	Florida

Central America Equityholder, LLC	90% by SBA Central America, LLC; 10% by non SBA entity	Florida

SBA Central America, LLC	100% by SBA Senior Finance II, LLC	Florida

SBA Infrastructure, LLC	100% owned by SBA Holdings, LLC	Delaware

SBA Properties, Inc.	100% by SBA Guarantor, LLC	Florida

SBA Torres Panama, S.A.	100% by Panama Shareholder, LLC	Panama

Panama Shareholder, LLC	100% by Central America Equityholder, LLC	Florida

Costa Rica Quotaholder, LLC	100% by Central America Equityholder, LLC	Florida

Costa Pacifico Torres LTDA	99% by Costa Rica Quotaholder, LLC; 1% by Costa Rica Quotaholder II, LLC	Costa Rica

As of December 31, 2012, SBA Communications Corporation owned, directly or indirectly, 59 additional subsidiaries, 52 of which are incorporated in U.S. jurisdictions and 7 of which are organized in foreign jurisdictions. These subsidiaries, in the aggregate as a single subsidiary, would not constitute a “Significant Subsidiary” as defined in Rule 405 under the Securities Act as of December 31, 2012.